Exhibit 10.1

CONSENT AGREEMENT

THIS CONSENT AGREEMENT (as subsequently amended or otherwise modified, this “Consent”) is entered into as of this 25th day of August, 2016 by and among Alliqua Biomedical, Inc. (the “Borrower”), certain subsidiaries of the Borrower named on the signature pages hereto (the “Guarantors”) , and Perceptive Credit Holdings, L.P. (the “Lender”).

WHEREAS, reference is made to that certain Credit Agreement and Guaranty, dated as of May 29, 2015 (as subsequently amended or otherwise modified, the “Credit Agreement”), among the Borrower, the Guarantors and the Lender, as assignee of Perceptive Credit Opportunities Fund, LP, the original lender under the Credit Agreement: unless otherwise defined in this Consent, capitalized terms used herein will have the meanings ascribed thereto in the Credit Agreement;

WHEREAS, the Borrower has informed the Lender that the Borrower wishes to make a Loan to Soluble Systems, LLC (“Soluble”) in the amount of $500,000 (the “Soluble Loan”);

WHEREAS, the Borrower has further informed the Lender that the Soluble Loan would be made pursuant to the terms and conditions set forth in the Subordinated Promissory Note (the “Soluble Note”), a true and correct copy of which is attached hereto as Exhibit A;

WHEREAS, the Borrower acknowledges and agrees that the making of the Soluble Loan would constitute an impermissible Investment pursuant to the Credit Agreement and, if made without the Lender’s prior written consent, would constitute an Event of Default under the Credit Agreement; and

WHEREAS, subject to the terms and agreements set forth in this Consent, the Lender is willing to provide its prior written consent to the making of the Soluble Loan by the Borrower.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.          The Lender hereby provides its consent to the making of the Soluble Loan to Soluble pursuant to the Soluble Note in the form set forth on Exhibit A. Without the Lender’s prior written consent, which shall not be unreasonably withheld, the Soluble Note will not be amended, modified, supplemented or waived in any respect, nor will the Soluble Loan be cancelled, terminated or otherwise satisfied, in whole or in part, except to the extent repaid in cash.

2.          No additional loans, advances or other Investments may be made by the Borrower or any of its Affiliates, directly or indirectly, to Soluble or any of its Affiliates without the prior written consent of the Lender in its sole and absolute discretion; provided that up to $1,500,000 of additional loans may be made to Soluble by the Borrower or one or more of its Affiliates after the date hereof (each an “Additional Soluble Loan”), so long as (but only so long as) (i) the Borrower has provided the Lender with at least five Business Days’ advance written notice (prepared in reasonable detail) of any such Additional Soluble Loan, (ii) each such Additional Soluble Loan is made under and pursuant to substantially the same terms and conditions as set forth in the Soluble Note, and (iii) the Borrower shall have received commitments, letters of intent, term sheets or similar documents, for debt and/or equity financings that (x) are in each case satisfactory in form, term, conditionality and substance to the Lender in its reasonable discretion, (y) will, collectively, provide the Borrower with sufficient funds to repay in full in cash all amounts outstanding under the Credit Agreement, whether in respect of principal, interest, fees, costs, expenses, premiums or otherwise, and (z) shall permit such repayment in full in cash of all such amounts outstanding under the Credit Agreement to be made. In addition to, and not in limitation of the foregoing, in the event any Additional Soluble Loan is made, directly or indirectly, by the Borrower or any of its Affiliates to Soluble or any of its Affiliates, Section 3.8 of the Credit Agreement shall be deemed to be amended, automatically and without need of any other action, so that (1) the words “one percent (1%)” set forth  in such Section shall be amended in full to read “two percent (2%)”, and (2) the figure “$100,000” set forth in such Section shall be amended in full to read “$200,000”.

3.          Each Loan Party hereby agrees that, after giving effect to this Consent, all references in the Credit Agreement and each Loan Document to the “Credit Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents as modified by this Consent.

4.          Each Loan Party hereby represents and warrants that immediately after giving effect to this Consent each Loan Document, in each case as modified by this Consent (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Loan Party, enforceable against such party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5.          Except as expressly set forth in this Consent, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and each other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The consents and other modifications set forth herein shall be limited precisely as provided for herein to the provisions of the Credit Agreement expressly modified herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lender under the Credit Agreement or any of the other Loan Documents. Except as expressly contemplated hereby, this Consent is not, and shall not be deemed to be, a waiver or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other non-compliance now existing or hereafter arising under the Credit Agreement and the other Loan Documents.

6.          This Consent is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as modified hereby, including Article IX thereof.

7.          This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.          This Consent may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Consent by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.

9.          This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed and delivered by their respective duly authorized officers as of the day and year first set forth above.

ALLIQUA BIOMEDICAL, INC., as Borrower

By: /s/ Brian M. Posner
Name: Brian M. Posner
Title: Chief Financial Officer

PERCEPTIVE CREDIT HOLDINGS, LP, as Lender

By: /s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

AQUAMED TECHNOLOGIES, INC., as a Guarantor

By: /s/ Brian M. Posner
Name: Brian M. Posner
Title: Chief Financial Officer

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